CREDIT FACILITY AGREEMENT AMENDMENT NO. 1

This CREDIT FACILITY AGREEMENT AMENDMENT NO. 1 (“Amendment”) is made as of February 24, 2011 (the “Amendment Date”) by and between PREMIER PACKAGING CORPORATION (“Borrower”), a corporation formed under the laws of the State of New York, with offices at 6 Framark Drive, Victor, New York 14564 and RBS CITIZENS, N.A.,  national banking association with offices at 833 Broadway, Albany, New York 12207 (“Lender”), and for purposes of Section 3 hereof, DOCUMENT SECURITY SYSTEMS, INC., a corporation formed under the laws of the State of New York with offices at 28 East Main Street, Rochester, New York 14614 (“DSS”), SECUPRINT, INC., a corporation formed under the laws of the State of New York with offices at 1650 Emerson Street, Rochester, New York 14606 (“Secuprint”), PLASTIC PRINTING PROFESSIONAL, INC., a corporation formed under the laws of the State of New York with offices at 151 Park Lane Brisbane, California 94005  (“Plastic Printing,” and with DSS and Secuprint, the “Guarantor”).

This Amendment amends the Credit Facility Agreement (“Agreement”), dated February 12, 2010, made among Borrower and Lender.  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

The parties agree as follows:

1.           Section 2.7 of the Agreement shall be, and hereby is, amended to read in its entirety as follows:

2.7.
Letter of Credit Subfacility.  Subject to the terms and conditions of this Agreement, the Bank agrees to issue and extend standby and commercial letters of credit (“Letters of Credit”) for the account of Borrower; provided, however, that (a) no Letter of Credit shall have an expiration date that is later than the Revolving Line Termination Date; (b) the aggregate Letter of Credit Obligations at any one time shall not exceed $600,000, and (c) the sum of the aggregate Letter of Credit Obligations plus the aggregate outstanding principal amount of all outstanding amounts under the Revolving Line shall not exceed the lesser of $1,000,000 and the Borrowing Base.  All letters of credit will be issued on terms and conditions acceptable to the Bank and the Borrower will execute and deliver to the Bank any and all additional documents as are usual and customary in connection with the issuance of any Letter of Credit.  The Borrower will pay to the Bank non-refundable Letter of Credit fees in amounts and at such times as may be mutually agreed upon by the Bank and the Borrower.

Upon issuance of any Letter of Credit, Borrower shall provide to the Bank cash collateral in an amount equal to the face value of such Letter of Credit, which cash collateral shall be deposited and held in account # 40008626092 (the “L/C Collateral Account”).

If the Bank is required to pay any amount with respect to any Letter of Credit issued for the account of the Borrower, then the Bank shall, and is hereby authorized to, debit the L/C Collateral Account for the amount of such draw up to the full balance of the L/C Collateral Account and any remaining amounts paid on such Letter of Credit shall automatically be deemed to be a draw on the Revolving Line and shall be subject to all of the terms and conditions hereof.

The Borrower hereby agrees to indemnify and hold harmless the Bank from and against any and all losses, liabilities, claims, damages, costs, or expenses of any kind or nature (including consequential damages) that the Bank may incur or that may be claimed against the Bank by reason of or related in any manner to the Letters of Credit; provided, however, that the Borrower shall not be required to indemnify the Bank from and against any such losses, liabilities, claims, damages, costs, or expenses to the extent, but only to the extent, that they are caused by a failure to honor a draw under a Letter of Credit that conforms strictly to the requirements of the Letter of Credit, by a failure to perform contractual obligations, or by the willful misconduct or gross negligence of the Bank.

2.           Credit Agreement Ratified.  Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Amendment and all of its terms, provisions and conditions shall be deemed to be a part of the Agreement.

3.           Guaranty Ratified.  The Guarantors hereby ratify and confirm that, that after giving effect to this Amendment, that certain Guaranty and Indemnity Agreement, dated February 12, 2010, by and between the guarantors, jointly and severally, and the Lender, remains in full force and effect in accordance with its terms.

4.           Representations and Warranties.  The Borrower confirms the accuracy of and remakes as of the date hereof all of its representations, warranties contained in the Agreement.  The Borrower further represents and warrants to the Lender that all necessary action on the part of the Borrower relating to authorization of the execution and delivery of this Amendment, and the performance of the Obligations of the Borrower hereunder has been taken.  This Amendment and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.  The Borrower has no defenses, offsets, claims, or counterclaims with respect to its obligations under the Loan Documents.  The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of the Loan Documents as amended hereby, will not violate any provision of law or the Certificate of Incorporation or By-laws or organizational or other documents or agreements of the Borrower.  The execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which the Borrower is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties.

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5.           No Events of Default.  The Borrower confirms that, as of the date hereof, there exists no condition or event that constitutes (or that would after expiration of applicable grace or cure periods constitute) an Event of Default.

6.           Costs and Expenses.  Borrower agrees to pay any and all reasonable costs incurred in connection with preparation for closing, the closing, and post-closing items relating to this Amendment including without limitation the legal fees and disbursements of Lender’s counsel.

7.           Governing Law.  This Amendment, together with all of the rights and obligations of the parties hereto, shall be construed and interpreted in accordance with the laws of the State of New York, excluding the laws applicable to conflicts or choice of law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives by their signatures below.

[Signature Pages Follow]

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RBS CITIZENS, N.A.

By:	/s/ Stephen P. Malinowski

Name: Stephen P. Malinowski

Title: Sr. Vice-President

PREMIER PACKAGING CORPORATION

By:	/s/ Robert B. Bzdick

Name: Robert B. Bzdick

Title: Chief Executive Officer

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Philip Jones

Name: Philip Jones

Title: Chief Financial Officer

PLASTIC PRINTING PROFESSIONALS, INC.

By:	/s/ Philip Jones

Name: Philip Jones

Title: Chief Financial Officer

SECUPRINT, INC.

By:	/s/ Philip Jones

Name: Philip Jones

Title: Chief Financial Officer